Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Innovative Valve Technologies, Inc. (the "Company") of our reports included in or made a part of the Company's Registration Statement on Form S-1 (Reg. No. 333-31617), and to all references to our firm included in this Registration Statement.



ARTHUR ANDERSEN LLP

Houston, Texas
November 10, 1997